UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2019

GW PHARMACEUTICALS PLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

England and Wales (State or other jurisdiction of incorporation)	001-35892 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Sovereign House, Vision Park Chivers Way, Histon Cambridge, CB24 9BZ United Kingdom
(Address of Principal Executive Offices, including Zip Code)

Telephone: +44 1223 266 800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2019, GW Pharmaceuticals plc (the “Company”), announced the appointment of Darren Cline as its new U.S. Chief Commercial Officer. Mr. Cline will lead the Epidiolex® U.S. commercial organization and is expected to start on April 22, 2019. Mr. Cline is succeeding Julian Gangolli who, as announced in November 2018, is retiring and will work with Mr. Cline for several weeks as he transitions into the organization.

No family relationships exist between Mr. Cline and any of the Company’s directors or executive officers. There are no arrangements between Mr. Cline and any other person pursuant to which Mr. Cline was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Cline has a material interest subject to disclosures under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with Mr. Cline’s commencement of employment with the Company, on April 10, 2019, the Company’s remuneration committee ratified Mr. Cline’s accepted offer letter setting forth the terms of his employment with the Company. The agreement provides for a base salary of $450,000 per annum, a discretionary bonus plan per standard Company practices with an annual bonus target of 50%, to be determined by the remuneration committee in its sole discretion, long-term incentive plan (LTIP) share options with a targeted economic value of $1.8 million through market priced options that vest on the third anniversary of the grant date (25%), restricted stock options that vest in annual ¼ equal increments over a four year period (25%) and performance stock options that vest on the third anniversary of the grant date subject to achievement of performance conditions (50%). Mr. Cline is also eligible to receive relocation assistance and to participate in the Company’s change in control and severance benefit plan and other standard company benefits. The foregoing summary of the terms of Mr. Cline’s employment with the Company does not purport to be complete and is qualified in its entirety by the full text of the his executed offer letter, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Company and Julian Gangolli have entered into a Severance Agreement dated April 12, 2019 (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Gangolli’s employment with the Company will end May 10, 2019 (the “Separation Date”). In connection with Mr. Gangolli’s departure from the Company, he will receive his discretionary annual performance bonus for the 2019 calendar year at his annual bonus target percentage applicable for 2019, pro-rated for the period of time he remained employed with the Company in calendar year 2019 prior to the Separation Date. Each of Mr. Gangolli’s stock options and stock-based awards outstanding as of the Separation Date will continue to remain outstanding and vest in accordance with their terms during the period ending January 31, 2020 (the “Cooperation Period”). Outstanding awards that remain outstanding and unvested as of the end of the Cooperation Period will be eligible to accelerate vesting at the end of the Cooperation Period if certain conditions and other requirements are met. Mr. Gangolli is also entitled to receive health care continuation coverage payments and certain other benefits set forth in his Severance Agreement. The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 11, 2019, the Company issued a press release announcing Mr. Cline’s appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 8.01 of this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Offer letter by and between Greenwich Biosciences, Inc. and Darren Cline

10.2	Severance Agreement dated April 12, 2019 by and between Greenwich Biosciences, Inc. and Julian Gangolli

99.1	Press Release, dated April 11, 2019, “GW Pharmaceuticals and its U.S. Subsidiary Greenwich Biosciences Announces Appointment of Darren Cline as U.S. Chief Commercial Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 12, 2019	GW PHARMACEUTICALS PLC

	By:	/s/ Douglas B. Snyder
Name: Douglas B. Snyder
Title: Chief Legal Officer